EXHIBIT 21.0



                       SUBSIDIARIES OF KUHLMAN CORPORATION


                                                                 Jurisdiction
                                                                      of
                           Name                                  Incorporation
                           ----                                  -------------

         Kuhlman Electric Corporation                              Delaware

         Coleman Cable Systems, Inc.                               Delaware

         Schwitzer, Inc.                                           Delaware

         Transpro Group, Inc.       (a wholly-owned subsidiary
                                    of Schwitzer, Inc.)            Delaware

         Schwitzer U.S. Inc.        (a wholly-owned subsidiary
                                    of Schwitzer, Inc.)            Delaware